Exhibit 10.30

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (''Agreement"), by and between Grace Rich Limited, a Hong Kong corporation having a principal place of business c/o 354 lndusco Ct., Troy, MI 48083 ("Grace Rich"), SAAMABA, LLC, a Michigan limited liability corporation having a principal place of business at 354 Indusco Ct., Troy, MJ 48083 ("SAAMABA"), and Scio Diamond Technology Corporation, a Nevada corporation having a principal place of business at 411 University Ridge, Suite D, Greenville SC 29601 ("Scio") (together, the "Parties"), is effective as of the date all Parties have executed this Agreement by signing below (the "Effective Date").

RECITALS

1.      SAAMABA and Scio are parties to two certain agreements, each of which is dated September 16, 2013, namely: a Grace Rich Joint Venture Agreement ("JV Agreement," attached as Exhibit A) and a Grace Rich Shareholders Agreement ("Shareholders Agreement," attached as Exhibit B).

2.      Grace Rich and Scio are parties to three certain other agreements, each of which is also dated September 16, 2013, namely: a Scio Diamond Technology Corporation License Agreement (''License Agreement," attached as Exhibit C); a Grace Rich Consulting Services Agreement ("Consulting Agreement," attached as Exhibit D); and a Scio Diamond Technology Corporation Development Agreement ("Development Agreement," attached as Exhibit E). Together, the Agreements attached as Exhibits A-E are referred to herein as the "2013 Agreements."

3.      A dispute has arisen concerning Scio's performance under the 2013 Agreements, such that Grace Rich and SAAMABA believe they have multiple claims for substantial relief against Scio. Scio disputes the merits of these claims in their entirety.

4.       The Parties wish to resolve their differences with respect to the 2013 Agreements amicably, without an admission of fault, liability, or wrongdoing by any Party, on the terms set forth in this Agreement.

Therefore, in consideration of the mutual releases, representations, and covenants contained herein, the Parties agree as follows:

TERMS

1.      REDEMPTION. Contemporaneously with the execution of this Agreement, Grace Rich and Scio will execute the Redemption Agreement in the form attached as Exhibit F. Pursuant to that Redemption Agreement, Grace Rich will redeem, and Scio will sell, all of Scio's shares in Grace Rich for the amount of Ten Dollars ($10).

2.      TERMINATIONS. As of the Effective Date, the JV Agreement, Shareholder Agreement, Consulting Agreement, and Development Agreement are terminated in their entirety and are of no further force or effect.

3.      AMENDED LICENSE. Contemporaneously with the execution of this Agreement, Grace Rich and Scio will execute the Amended License Agreement in the form attached as Exhibit G, which amends the License Agreement.

4.      RELEASES: Except for actions related to the breach or enforcement of this Agreement or any of the obligations set forth herein, the Parties release, forgive, acquit, and forever discharge each other, and each other's heirs, administrators, officers, directors, members, agents, attorneys, servants, employees, successor, assigns, customers, affiliates, subsidiaries, distributors, resellers, developers, contributors, and licensees of and from all claims, demands, and causes of action, whether asserted or unasserted, liquidated or unliquidated, known or unknown, whether arising in tort, contract, statute, or otherwise, whether for injunctive relief, equitable relief, damages, costs, expenses, attorneys' fees, penalties, and/or of any other charges or sums of money of any kind whatsoever, arising out of the text or the subject matter of the 2013 Agreements (but subject to the survival of the Amended License Agreement), and/or the Parties' performance or nonperfonnance thereunder, which exist as of the Effective Date.

5.      MISCELLANEOUS. This Agreement binds and benefits the Parties, their heirs, executors, administrators, successors, assigns, parents, affiliates, members, subsidiaries, officers, agents, servants, employees, distributors, licensees, affiliates, subsidiaries, attorneys, and all other persons who are in active concert or participation with them and receive actual notice of these provisions. Disputes arising out of this Agreement or concerning the subject matter thereof may not be brought in any court, tribunal, or forum other than a state or federal court in the State of Michigan, and shall be governed by Michigan law except with respect to its choice of law principles. This Agreement is the entire agreement between the Parties; it supersedes any prior agreements or understandings between the Parties, as to the subject matter of this Agreement, whether written or verbal, and may only be modified by a writing signed by the Parties. This Agreement may be executed in counterparts. Digital copies of the Agreement shall be as binding as an original hard copy.

WHEREFORE, the Parties, by their authorized agents, have executed this Agreement.

Grace Rich Limited		Scio Diamond Technology Corporation

By:	/s/ Shrikant Mehta	By:	/s/ Gerald McGuire
Shrikant Mehta, Chairman		Jerry McGuire, President/CEO

Date:	November 21, 2016	Date:	November 17, 2016

SAAMABA, LLC

By	/s/ Shrikant Mehta
Shrikant Mehta, Managing Member

Date:	November 21, 2016